Re:	Heritage Square II
5001 LBJ Freeway
Dallas, Texas

FIFTH AMENDMENT TO LEASE

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

THIS FIFTH AMENDMENT TO LEASE (this "Amendment") has been executed as of (but not necessarily on) the 8th day of November, 2005, by CARLYLE HERITAGE II, L.P., a Delaware limited partnership ("Landlord"), and CBCA CARE MANAGEMENT, INC., a New York corporation ("Tenant").

R E C I T A L S:

A.         Talcott Realty I Limited Partnership (“Prior Landlord”) and SJA Brokerage, Inc. (“Prior Tenant”) have heretofore entered into that certain Office Lease (the “Original Lease”), dated as of October 29, 1997, as amended by: (a) Lease Amendment dated February 27, 1998, (b) Lease Amendment dated April 30, 1998, (c) Third Amendment to Lease dated as of December 20, 2001, (d) Consent to Assignment of Lease dated September 22, 2004, and (e) Fourth Amendment to Lease dated as of December 8, 2004 (the Original Lease, as so amended, is hereinafter referred to as the "Lease"), pursuant to which Tenant leases from Landlord approximately 6,573 rentable square feet in Suite 175 (the "Premises") in the above-referenced building, as more particularly described in the Lease (the "Building"). Unless otherwise defined herein, capitalized and uncapitalized words and phrases shall have the same meanings as those set forth in the Lease.

B.          Landlord has acquired title to, among other property, the Building and all of Prior Landlord’s interest under the Lease. Tenant has assumed and accepted all of Prior Tenant’s interest and obligations under the Lease.

C.          Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) extend the Term of the Lease, and (ii) make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

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NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Article I

CERTAIN AMENDMENTS

SECTION 1.01.           Lease Term. The Term of the Lease is hereby extended through and including December 31, 2006, subject to adjustment and earlier termination as set forth in the Lease. Tenant shall have no further renewal rights or options and all such rights and options, if any, are hereby deleted.

SECTION 1.02.            Base Rent. As of January 1, 2006 (the “Effective Date”), the Base Rent due and payable by Tenant to Landlord under the Lease shall be as follows:

Period:	Annual Base Rent Per R.S.F.:	Monthly Base Rent:
1/1/06 – 12/31/06	$20.00	$10,955.00

The Base Rent shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever.

SECTION 1.03.            “AS IS”. Landlord is leasing the Premises to Tenant "as is" "where is" without representation or warranty, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises.

SECTION 1.04.           Commissions. Landlord and Tenant acknowledge that no brokers have been involved in this Amendment other than CAPSTAR Commercial Real Estate Services, Ltd., and Landlord will be solely responsible for the commissions, if any, owed such broker pursuant to the terms of a separate written agreement. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any brokers with respect to this Amendment resulting from the acts of such party, but not otherwise.

SECTION 1.05.           Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment.

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Article II

MISCELLANEOUS

SECTION 2.01.            Ratification.  The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Tenant represents to Landlord that (a) Tenant is currently unaware of any default by Landlord under the Lease; (b) Tenant has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of Tenant enforceable in accordance with its terms; (c) Landlord has completed all improvements to the Premises in compliance with all requirements in the Lease; and (d) all tenant finish costs or allowances payable by Landlord have been paid and no such costs or allowances are payable hereafter under the Lease.

SECTION 2.02.          Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 2.03.          Counterparts.  This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile or “pdf” and each party has the right to rely upon a facsimile or “pdf” counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

SECTION 2.04.           Governing Document. In the event the terms of the Lease conflict or are inconsistent with those of the Amendment, the terms of this Amendment shall govern.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

LANDLORD:

CARLYLE HERITAGE II, L.P.,

a Delaware limited partnership

By:	Carlyle Realty Heritage GP,
LLC, a Delaware limited
liability company, its general
partner

By:        /s/Clint Madison

Name:  Clint Madison

Title:

TENANT:

CBCA CARE MANAGEMENT, INC.,
a New York corporation

By:     /s/Kent A. Tapper

Name:              Kent A. Tapper

Title: Secretary

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